Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER AND FULL YEAR

FISCAL 2017 RESULTS

Fourth Quarter Highlights

•                  Reported earnings per share of $0.54; excluding special items, adjusted earnings per share of $0.58

•                  Net sales of $507.7 million; highest in two years

•                  Specialty Alloys Operations (SAO) achieves highest margins in three years

•                  Performance Engineered Products (PEP) delivers 23% sequential operating income growth

•                  Divestiture of non-core business consistent with solutions-focused approach

•                  Cash Provided from Operating Activities of $93.8 million; Free Cash Flow of $64.4 million

Full Year Highlights

•                  Reported earnings per share of $0.99; excluding special items, adjusted earnings per share of $1.08

•                  Achieved Total Case Incident Rate of 2.0, lowest rate on record

•                  Further rollout of the Carpenter Operating Model drives ~3% variable cost improvement

•                  Reduced operating costs by freezing largest pension plan coupled with $100 million voluntary contribution

•                  Strengthened portfolio through titanium powder acquisition and additive manufacturing capabilities

PHILADELPHIA — July 27, 2017 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fourth quarter and fiscal year ended June 30, 2017.  The Company reported net income of $25.5 million or $0.54 earnings per share for the fourth quarter of fiscal year 2017. Excluding special items, adjusted earnings per diluted share was $0.58 for the quarter.

“Our strong fourth quarter results reflect the continued execution of our strategy to be an irreplaceable solutions provider coupled with the continued success from the rollout of the Carpenter Operating Model and commercial organization realignment,” said Tony Thene, Carpenter’s President and CEO. “While conditions continue to strengthen in many of our end-use markets, we are gaining momentum as a complete solutions provider for our diverse customer base. In the Aerospace and Defense end-use market, we continue to see increasing demand for our products across our diversified sub-markets, especially engines, where we are seeing continued healthy order flows related to the next generation engines. We are experiencing similar momentum across other markets, such as the oil & gas sub-market, where our Amega West business continues to benefit from our investments in new products over the last several years. In addition, we see stronger demand in both the Aerospace and Medical end-use markets for our titanium solutions. The improved productivity levels achieved through the Carpenter Operating Model at our Dynamet facilities have allowed us to capture this incremental demand while also shortening our lead times and strengthening our customer relationships.”

“Overall, fiscal year 2017 was a successful one as we continued to build upon our foundation for long-term sustainable growth through our progress in becoming a complete solutions provider, as well as our expansion in core growth areas including titanium powder and additive manufacturing. We enter fiscal year 2018 with notable operating momentum as we focus on leveraging our solutions-based commercial approach and realigned sales team to drive backlog growth, broaden applications for our products and deepen customer relationships across our end-use markets.  Overall, we remain well positioned to build on our progress in the year ahead, as we seek to expand market share, drive additional efficiency gains and grow the intrinsic value of our organization to the benefit of our shareholders.”

Financial Highlights

	Q4	Q4	Q3	YTD	YTD
($ in millions)	FY2017	FY2016	FY2017	FY2017	FY2016
Net Sales	$507.7	$457.7	$473.6	$1,797.6	$1,813.4
Net Sales Excluding Surcharge (a)	$438.9	$405.7	$412.9	$1,558.4	$1,572.6
Operating Income	$44.6	$29.2	$35.8	$97.2	$51.6
Operating Income Excluding Pension EID and Special Items (a)	$53.4	$36.1	$41.4	$124.7	$133.2
Net Income	$25.5	$14.9	$20.7	$47.0	$11.3
Cash Provided from Operating Activities	$93.8	$119.7	$61.3	$129.3	$256.9
Free Cash Flow (a)	$64.4	$83.2	$5.7	$(17.8)	$138.6

(a) non-GAAP financial measure explained in the attached tables

Net sales for the fourth quarter of fiscal year 2017 were $507.7 million compared with $457.7 million in the fourth quarter of fiscal year 2016, an increase of $50.0 million (or 10.9 percent), on flat volume.  Net sales excluding surcharge were $438.9 million, an increase of $33.2 million (or 8.2 percent) from the same period a year ago.

Operating income was $44.6 million compared to $29.2 million in the prior year period. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $53.4 million, compared to $36.1 million in the prior year period.  These results primarily reflect higher sales and improving mix compared to the same quarter a year ago as well as the continued positive impact of the Carpenter Operating Model.

During the fourth quarter, the Company divested Specialty Steel Supply Inc. (SSS), a distribution business based in Texas.  The divestiture was completed in two separate transactions with cash proceeds totaling $12.0 million. The results for the current fourth quarter include a pre-tax charge of $3.2 million recorded in connection with the divestiture.

Cash provided from operating activities in the fourth quarter of fiscal year 2017 was $93.8 million, compared to $119.7 million in the same quarter last year.  The decrease in operating cash flow was primarily related to higher working capital levels, mostly accounts receivable, driven by improving sequential sales in the fourth quarter of fiscal year 2017. Free cash flow in the fourth quarter of fiscal year 2017 was $64.4 million, compared to free cash flow of $83.2 million in the same quarter last year. Capital expenditures were $35.4 million in the fourth quarter of fiscal year 2017 compared to $29.1 million in the same quarter last year. For the full fiscal year 2017, capital expenditures were $98.5 million.

Total liquidity, including cash and available revolver balance, was $460.2 million at the end of the fourth quarter of fiscal 2017.  This consisted of $66.3 million of cash and $393.9 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, July 27th at 10:00 a.m. ET, to discuss the financial results and operations for the fourth quarter and full year fiscal 2017.  Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, nickel and cobalt based superalloys, stainless steels, alloy steels and tool steels.  Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s powder technology capabilities support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D Printing.  Information about Carpenter can be found at http://www.cartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2016, Form 10-Q for the quarters ended September 30, 2016, December 31, 2016 and March 31, 2017 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) the success of actions taken to reduce costs associated with retirement and pension plans. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016

NET SALES	$507.7	$457.7	$1,797.6	$1,813.4
Cost of sales	415.0	384.2	1,513.3	1,535.0
Cost of sales - excess inventory write-down	—	—	—	22.5
Gross profit	92.7	73.5	284.3	255.9

Selling, general and administrative expenses	44.9	44.3	183.9	173.8
Loss on divestiture of business	3.2	—	3.2	—
Restructuring and asset impairment charges	—	—	—	18.0
Goodwill impairment	—	—	—	12.5
Operating income	44.6	29.2	97.2	51.6

Interest expense	(7.3)	(7.2)	(29.8)	(28.0)
Other income (expense), net	0.8	1.3	2.8	(2.1)

Income before income taxes	38.1	23.3	70.2	21.5
Income tax expense	12.6	8.4	23.2	10.2

NET INCOME	$25.5	$14.9	$47.0	$11.3

EARNINGS PER COMMON SHARE:
Basic	$0.54	$0.32	$0.99	$0.23
Diluted	$0.54	$0.32	$0.99	$0.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.1	46.9	47.0	48.1
Diluted	47.1	47.0	47.1	48.2

Cash dividends per common share	$0.18	$0.18	$0.72	$0.72

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$47.0	$11.3
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	117.8	119.3
Goodwill impairment charge	—	12.5
Non-cash excess inventory write-down	—	22.5
Non-cash restructuring and asset impairment charges	—	7.6
Deferred income taxes	41.6	0.8
Net pension expense	48.4	53.8
Payments from qualified pension plan associated with restructuring	—	9.4
Stock-based compensation expense	13.0	8.7
Net loss on disposals of property and equipment	2.5	0.6
Loss on divestiture of business	3.2	—
Changes in working capital and other:
Accounts receivable	(34.6)	48.2
Inventories	(74.6)	1.6
Other current assets	2.8	(2.1)
Accounts payable	42.5	(7.6)
Accrued liabilities	25.6	(14.0)
Pension plan contributions	(100.0)	—
Other postretirement plan contributions	(3.2)	(13.0)
Other, net	(2.7)	(2.7)
Net cash provided from operating activities	129.3	256.9

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(98.5)	(95.2)
Acquisition of business	(35.3)	—
Proceeds from divestiture of business	12.0	—
Proceeds from disposals of property and equipment and assets held for sale	2.5	1.4
Proceeds from note receivable from sale of equity method investment	6.3	—
Proceeds from the sale of equity method investment	—	6.3
Proceeds from sales and maturities of marketable securities	0.9	0.9
Other	—	4.0
Net cash used for investing activities	(112.1)	(82.6)

FINANCING ACTIVITIES:
Dividends paid	(34.1)	(34.8)
Payments of debt issue costs	(1.4)	—
Purchases of treasury stock	—	(123.9)
Payments on seller financed debt related to purchase of software	—	(4.9)
Tax benefits on share-based compensation	0.5	—
Proceeds from stock options exercised	2.2	0.5
Net cash used for financing activities	(32.8)	(163.1)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.8
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15.7)	12.0
Cash and cash equivalents at beginning of period	82.0	70.0
Cash and cash equivalents at end of period	$66.3	$82.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$66.3	$82.0
Accounts receivable, net	290.4	253.6
Inventories	690.4	628.7
Other current assets	46.5	46.4
Total current assets	1,093.6	1,010.7
Property, plant and equipment, net	1,316.8	1,351.4
Goodwill	263.4	244.8
Other intangibles, net	64.9	63.2
Deferred income taxes	7.6	8.2
Other assets	131.8	116.0
Total assets	$2,878.1	$2,794.3

LIABILITIES
Current liabilities:
Current portion of long term debt	$55.0	$—
Accounts payable	201.1	159.6
Accrued liabilities	139.9	139.2
Total current liabilities	396.0	298.8

Long-term debt, net of current portion	550.0	611.3
Accrued pension liabilities	378.3	509.3
Accrued postretirement benefits	122.6	116.6
Deferred income taxes	184.8	102.4
Other liabilities	47.8	51.0
Total liabilities	1,679.5	1,689.4

STOCKHOLDERS’ EQUITY
Common stock	276.7	276.3
Capital in excess of par value	284.8	273.5
Reinvested earnings	1,321.8	1,308.9
Common stock in treasury, at cost	(341.6)	(343.9)
Accumulated other comprehensive loss	(343.1)	(409.9)
Total stockholders’ equity	1,198.6	1,104.9
Total liabilities and stockholders’ equity	$2,878.1	$2,794.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Pounds sold (000):
Specialty Alloys Operations	63,062	63,606	227,744	234,296
Performance Engineered Products	3,298	3,096	10,902	11,626
Intersegment	(750)	(832)	(2,300)	(3,362)
Consolidated pounds sold	65,610	65,870	236,346	242,560

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$345.3	$322.3	$1,221.8	$1,239.6
Surcharge	69.3	52.0	239.8	241.4
Specialty Alloys Operations net sales	414.6	374.3	1,461.6	1,481.0

Performance Engineered Products
Net sales excluding surcharge	105.9	90.2	365.7	357.9
Surcharge	0.3	0.2	0.9	0.8
Performance Engineered Products net sales	106.2	90.4	366.6	358.7

Intersegment
Net sales excluding surcharge	(12.3)	(6.8)	(29.1)	(24.9)
Surcharge	(0.8)	(0.2)	(1.5)	(1.4)
Intersegment net sales	(13.1)	(7.0)	(30.6)	(26.3)

Consolidated net sales	$507.7	$457.7	$1,797.6	$1,813.4

Operating income:
Specialty Alloys Operations	$59.7	$48.6	$172.3	$176.9
Performance Engineered Products	5.8	(1.3)	8.5	(5.5)
Corporate costs (including loss on divestiture of business, restructuring and impairment charges)	(15.7)	(13.7)	(61.3)	(103.0)
Pension earnings, interest and deferrals	(5.6)	(4.8)	(23.8)	(19.3)
Intersegment	0.4	0.4	1.5	2.5
Consolidated operating income	$44.6	$29.2	$97.2	$51.6

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as loss on divestiture of business, excess inventory write-down, restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
OPERATING MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS AND SPECIAL ITEMS

Net sales	$507.7	$457.7	$1,797.6	$1,813.4
Less: surcharge revenue	68.8	52.0	239.2	240.8
Consolidated net sales excluding surcharge	$438.9	$405.7	$1,558.4	$1,572.6

Operating income	$44.6	$29.2	$97.2	$51.6
Pension earnings, interest and deferrals	5.6	4.8	23.8	19.3
Operating income excluding pension earnings, interest and deferrals	50.2	34.0	121.0	70.9

Special items:
Loss on divestiture of business	3.2	—	3.2	—
Pension curtailment charge	—	—	0.5	—
Excess inventory write-down	—	—	—	22.5
Restructuring and asset impairment charges	—	—	—	18.0
Goodwill impairment	—	—	—	12.5
Consulting costs	—	2.1	—	9.3
Operating income excluding pension earnings, interest and deferrals and special items	$53.4	$36.1	$124.7	$133.2

Operating margin	8.8%	6.4%	5.4%	2.8%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	12.2%	8.9%	8.0%	8.5%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.  Management also believes that removing the impact of the loss on divestiture of business, excess inventory write-down, restructuring and asset impairment charges, goodwill impairment and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended June 30, 2017, as reported	$38.1	$(12.6)	$25.5	$0.54

Special items:
Loss on divestiture of business	3.2	(1.1)	2.1	0.04
Total impact of special items	3.2	(1.1)	2.1	0.04

Three months ended June 30, 2017, as adjusted	$41.3	$(13.7)	$27.6	$0.58

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended June 30, 2017.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended June 30, 2016, as reported	$23.3	$(8.4)	$14.9	$0.32

Special items:
Consulting costs	2.1	(0.7)	1.4	0.03
Total impact of special items	2.1	(0.7)	1.4	0.03

Three months ended June 30, 2016, as adjusted	$25.4	$(9.1)	$16.3	$0.35

** Impact per diluted share calculated using weighted average common shares outstanding of 47.0 million for the three months ended June 30, 2016.

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Year ended June 30, 2017, as reported	$70.2	$(23.2)	$47.0	$0.99

Special items:
Loss on divestiture of business	3.2	(1.1)	2.1	0.04
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item	—	2.1	2.1	0.04
Total impact of special items	3.7	0.9	4.6	0.09

Year ended June 30, 2017, as adjusted	$73.9	$(22.3)	$51.6	$1.08

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the year ended June 30, 2017.

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share**
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Year ended June 30, 2016, as reported	$21.5	$(10.2)	$11.3	$0.23

Special Items:
Excess inventory write-down	22.5	(7.8)	14.7	0.31
Restructuring and asset impairment charges	18.0	(5.7)	12.3	0.26
Goodwill impairment	12.5	(3.2)	9.3	0.19
Consulting costs	9.3	(3.3)	6.0	0.13
Income tax item	—	2.8	2.8	0.06
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of special items	62.3	(18.0)	44.3	0.93

Year ended June 30, 2016, as adjusted	$83.8	$(28.2)	$55.6	$1.16

* Impact per diluted share calculated using weighted average common shares outstanding of 48.2 million for the year ended June 30, 2016.

Management believes that earnings per share adjusted to exclude the impact of the loss on divestiture of business, excess inventory write-down, restructuring and asset impairment charges, goodwill impairment and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
FREE CASH FLOW

Net cash provided from operating activities	$93.8	$119.7	$129.3	$256.9
Purchases of property, equipment and software	(35.4)	(29.1)	(98.5)	(95.2)
Acquisition of business	—	—	(35.3)	—
Proceeds from divestiture of business	12.0	—	12.0	—
Proceeds from disposals of property and equipment	2.5	1.1	2.5	1.4
Proceeds from note receivable from sale of equity method investment	—	—	6.3	—
Proceeds from the sale of equity method investment	—	—	—	6.3
Proceeds from insurance claims	—	—	—	4.0
Dividends paid	(8.5)	(8.5)	(34.1)	(34.8)

Free cash flow	$64.4	$83.2	$(17.8)	$138.6

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.  Management uses its results to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
NET SALES BY END-USE MARKET

End-Use Market Excluding Surcharge:
Aerospace and Defense	$230.7	$219.3	$817.1	$823.1
Energy	34.8	23.5	124.2	115.3
Transportation	32.1	33.2	122.7	136.8
Medical	36.0	30.1	115.7	114.5
Industrial and Consumer	75.5	70.6	260.7	265.2
Distribution	29.8	29.0	118.0	117.7

Consolidated net sales excluding surcharge	438.9	405.7	1,558.4	1,572.6

Surcharge revenue	68.8	52.0	239.2	240.8

Consolidated net sales	$507.7	$457.7	$1,797.6	$1,813.4